Project No.	SA09-002

Contract No.	SA09ZL-001

Land Lease Contract

Party A (Lessor):	No. 3 Company of Shenyang Lumber General Corporation

Party B (Lessee):	Shaanxi Suo’ang New Energy Enterprise Co., Ltd.

Place of Execution:	Shenyang City

Date of Execution:	July 21, 2009

Land Lease Contract

Party A (Lessor):	No. 3 Company of Shenyang Lumber General Corporation

Legal Representative:	LIANG Jianhua

Address:	Wenguantun, Qianjin Town, Dongling District, Shenyang City

Postal Code:

Telephone:

Fax Number:

Porject Contact:	YU Jie

Party B (Lessee):	Shaanxi Suo’ang New Energy Enterprise Co., Ltd.

Legal Representative:	ZHOU Peng

Address:	Dongjiahe Town, Yaozhou District, Tongchuan City
Shaanxi Province, China

Postal Code:	727100

Telephone (Switch Board):	0919-6985809

Fax Number:	0919-6985811

Porject Contact:	LI Fu

In accordance with Contract Law and other related laws and regulations, with regard to the matter that Party A leases the land of 7,400 square meters in Wenguantun, Qianjin Town, Dongling District, Shenyang City to Party B for the project of constructing a coal-water slurry fuel plant, Party A and Party B, based on the principles of self volition, equality and mutual benefit, through negotiation, agree as follows:

I.            Location, Coverage and Function and Use of Land

1.           The Lessor will lease to the lessee the land of 7400 square meters located in Wenguantun, Qianjin Town, Dongling District, Shenyang City.

2.           The use of the land must be within the approved business scope set forth in the “Business License” of Party B.

3.           The land is leased in the manner of rent-only, Party B shall undertake the construction and management and bear all the associated costs, expenses and fees.

II.           Term of Lease

1.           The term of the lease is 10 years starting from August 1, 2009 and ending on August 1, 2019.

2.           Within 6 months prior to the expiration of the lease, Party A and Party B may negotiate for Party B to renew the lease but a new lease contract shall be executed.  Party B is entitled to the first refusal right to lease the land under the same terms.

III.         Rent and the Form of Payment

1.           Rent: Renminbi (“RMB”) Two Hundred Forty Thousand (¥240,000.00) per year.

2.           The form of the payment of the rent is payment in advance.  Upon the execution of this contract, the rent must be paid in one lump sum to Party A by August 31, 2009.  The rent for each succeeding year must be paid in one lump sum to Party A by July 31st of each succeeding year.

3.           During the term of the lease, if the rent needs to be adjusted, Party A must have justifiable reason and must notify Party B three months before the contemplated adjustment.  The adjustment can only take effect upon execution of a supplementary agreement after negotiation between the parties of this contract.

IV.         Party A’s Rights and Obligations

1.           During the term of the lease, Party A must assist Party B in managing the relationship with the neighbors, perform relevant services, and assist Party B with procedures of corporation registrations and with other procedures related to the construction so as to ensure the stable production of the business operation.

2.           Party A must ensure the provision of industrial electricity and water for the leased land and must ensure that the roads and facilities are clear and unblocked before Party B’s construction contractors enter the land.

3.           During the term of the lease, the leased land cannot be recovered without a consent of Party B.  In the event that the leased land is to be recovered by the government for social public construction, Party A must notify Party B in written form, and make a public announcement of such recovery, with regard to the location of the property to be recovered, the confines thereof, the grounds for recovery and the date of recovery 6 months before the contemplated recovery.  Party A must compensate Party B for economic loss due to the earlier recovery of the leased land and the compensation amount shall be determined through negotiation by considering the actual factors such as the market value of the buildings, structures and fixtures on the leased land and the remaining period of the term of the lease.

4.           In the event that Party A terminates this contract for no justifiable reason, Party A shall pay to Party B a penalty equal to 30% of all the rent that has already been paid in addition to the compensation for economic loss stipulated in provision 3 of Article IV above.

5.           During the term of the lease, the personnel changes on the part of Party A shall not affect the performance of this contract.

6.           Party A has the right to collect rent in the amount and at the time in accordance with the provisions of this contract.

V.           Party B’s Rights and Obligations

1.           The business contemplated and operated by Party B must be in compliance with the State industrial policies and with the State Safety Operation Regulations.

2.           During the term of the lease, Party B has the right to run joint operation on the leased land, sublease and pledge the leased land; Party A shall not interfere with such actions.

3.           Upon expiration of the term of the lease, if Party A desires to continue to lease out the leased land, Party B shall have the first right of refusal under the same terms; if Party B wants to end the lease, Party B must notify Party A 3 months prior to the expiration of the lease.

4.           In the event that Party B terminates the lease in the middle of the term for no justifiable reason, Party B cannot demand the refund of the rent that has already been paid, shall forfeit the right to the lease and cannot continue the use of the buildings and fixtures on the leased land.

5.           Party B must pay to Party A the rent in the amount and at the time in accordance with the provisions of this contract.

6.           Party B shall bear all the costs, expenses and fees in connection with the construction of the liquefied coal pulp factory.

VI.         Breach of Contract

1.           During the term of the lease, Party B must pay the rent for the leased land on time; if the rent payment is past due for less than 6 months, Party A shall have the right to assess a 5% penalty; if the rent payment is past due for more than 6 months but less than a year, Party B shall have the right to terminate the lease in addition to the right to assess a 5% penalty.

2.           During the term of the lease, Party A shall bear full responsibility for all the problems resulting from issues regarding property right certificate that affect Party B’s normal operation and shall compensate Party B for any resulting loss.

VII.        Miscellaneous Stipulations and Matters

1.           During the term of the lease, both Party A and Party B shall follow the State laws and regulations and shall not use the leased land to engage in any illegal activities.

2.           During the term of the lease, Party A has the right to supervise and assist Party B with any work in connection with construction in the civilized manner and with operation safety and other related work.

3.           During the term of the lease, neither party shall bear any responsibility for inability to perform the contract due to Force Majeure or to relocation ordered by the city government.

4.           Upon the expiration of the lease, if Party A desires to continue to lease out the leased land, Party B shall have the first right of refusal; if Party A does not desire to continue to lease out the leased land, Party B must move out on schedule; otherwise Party B must bear the responsibility for all the loss and consequences resulting from such failure to move out on schedule.

5.           In the event of a change of enterprise name after the execution of this contract, such change shall be verified by both parties and acknowledged by the seals and signatures of both parties; the terms of the original lease contract shall remain and continue to be performed until the end of the term of the lease.

VIII.       Any matters not covered herein shall be settled by consensus and negotiation between the parties hereto according to law.

IX.          This contract has one original and four copies, with two copies to each party and all of them carry the same legal power.  This contract becomes effective on the day of execution by both parties by affixing each respective party’s signature and seal hereto.

Party A (seal):

(seal of No. 3 Company of Shenyang Lumber General Corporation)

Authorized Agent:

Date: July 21, 2009

Party B (seal):

(seal of Shaanxi Suo’ang New Energy Enterprise Co., Ltd.)

Authorized Agent: (signature of LI Fu)

Date: July 21, 2009